Exhibit 3(a)

                            ARTICLES OF INCORPORATION

                                       OF

                          INDIAN RIVER BANKING COMPANY

      (as amended through March 2000, names of initial directors excluded)

                                    Article I

     The name of the corporation is Indian River Banking Company.

                                   Article II

     The duration of the corporation is perpetual.

                                   Article III

     The purpose for which the corporation is organized is to become a bank holding company and to conduct any and all business which lawfully may be conducted by corporations under the laws of the State of Florida as now existing or as hereafter amended or modified.

                                   Article IV

     The capital stock of the corporation shall consist of ten million (10,000,000) shares of common stock, par value $1.00 per share, and five hundred thousand (500,000) shares of preferred stock, par value $1.00 per share. The Board of Directors is authorized, subject to the limitations contained in this Article Fourth, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;


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     (g)  The rights of the shares of that series in the event of  voluntary  or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (h)  Any other relative rights, preferences and limitations of that series.

     The holders of capital stock shall have no preemptive rights to subscribe for any shares of any class of capital stock of the corporation, whether now or hereafter authorized.

                                    Article V

     (a) 1. In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and (c) of this Article Fifth, any business combination (as hereinafter defined), or any amendment of this Article Fifth, shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fifth as one class ("Voting Shares") .Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     2. The term "business combination" as used in this Article Fifth shall mean any transaction which is referred to in anyone or more of the following clauses
(A) through (E):

     (A) any merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

     (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder of any assets of the corporation or any subsidiary having an aggregate fair market value of $1,500,000 or more, or

     (C) the issuance or transfer by the corporation or any subsidiary (in one transaction or a series of related transactions) of any securities of the corporation or any subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or any combination thereof) having an aggregate fair market value of $1,500,000 or more, or

     (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation, or (E) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

(b) The provisions of section (a) of this Article Fifth shall not be applicable to any particular business combination, or to any amendment to this Article Fifth, and such business combination or amendment to this Article Fifth shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such business combination or amendment has been approved by two-thirds of the whole Board of Directors.

(c)  For purposes of this Article Fifth:

1.   A "person" shall mean any individual, firm, corporation or other entity.
2. "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the corporation or any subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of such business combination:
     A. is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares;


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     B.   is an  Affiliate of the  corporation  and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than ten percent (10%) of the then outstanding Voting Shares; or
     C. is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder.
3.   A "person" shall be the "beneficial  owner" of any Voting Shares:
     A. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially own, directly or indirectly, or
     B. which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or
          only  after  the  passage  of  time),   pursuant  to  any   agreement,
          arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii)
          the  right  to  vote  pursuant  to  any   agreement,   arrangement  or
          understanding, or
     C. which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the corporation.
4. The outstanding Voting Shares shall include shares deemed owned through the application of paragraph 3 above but shall not include any other voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.
5. "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect upon the date of adoption of this Article Fifth.
6. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect upon the date of adoption of this Article Fifth) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

(d) A majority of the directors shall have the power and duty to determine for purposes of this Article Fifth on the basis of information known to them,
     (1) the number of Voting Shares beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to matters referred to in paragraph 3 of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the corporation or any subsidiary has an aggregate fair market value of $1,500,000 or more.

(e) Nothing contained in this Article Fifth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f) The corporation hereby elects not to be governed by Section 607.108 of Title XXXVI, Florida Statutes [West's F.S.A.ss.607.108 (1988)], as now existing or hereafter amended.

(g)  Section 607.109 of Title XXXVI,  Florida statutes [West's  F.S.A.ss.607.109
     (1988)],  as  now  existing  or  hereafter  amended,   does  not  apply  to
     control-share acquisitions of shares of the corporation.

                                   Article VI

     In the event the board of directors shall evaluate a business combination, the directors shall consider, among other things, the following factors: the effect of the business combination on the corporation and its subsidiaries, and their respective stockholders, employees, customers and the communities which they serve, the timing of the proposed business combination: the risk that the proposed business combination will not be consummated; the reputation, management capability and performance history of the person proposing the business combination; the current market price of the corporation's capital stock; the relation of the price offered to the current value of the corporation in a freely negotiated transaction and in relation to the directors' estimate of the future value of the corporation and its subsidiaries as an independent entity or entities: the tax consequences of the business combination to the corporation and its stockholders: and such other factors deemed by the directors to be


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relevant.  In such  considerations,  the board of directors  may consider all or certain of such factors as a whole and mayor may not assign relative weights to any of them. The foregoing is not intended as a definitive list of factors to be considered by the board of directors in the discharge of their fiduciary responsibility to the corporation and its stockholders, but rather to guide such consideration and to provide specific authority for the consideration by the board of directors of factors which are not purely economic in nature in light of the circumstances of the corporation and its subsidiaries at the time of such proposed business combination.

                                   Article VII

     The street address of the registered office of the corporation is 958 20th Place, Vero Beach, Florida 32960 and the name of the initial registered agent of the corporation at such address is William A. High.

                                  Article VIII

     (a) The board of directors of the corporation shall consist of nine persons. The names and addresses of the initial directors are: [excluded]

     (b) The number of directors constituting the entire Board shall be not less than three nor more than fifteen as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be nine until otherwise fixed by a majority of the entire Board. Each director shall be the record owner of one or more shares of Common Stock of the Corporation and shall have been a resident of Indian River County, Florida or any contiguous counties for at least one year prior to his election as a director.

     (c) The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1990, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified. Any change in the number of directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of anyone or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     (d) Notwithstanding any other provision of this Certificate of Incorporation or the ByLaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the ByLaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of anyone or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this section (d) of this Article shall apply with respect to the director or directors elected by such holders of Preferred Stock to the vote of the holders of the outstanding shares of Preferred Stock and not to the vote of the outstanding shares of capital stock as a whole.

     (e) This Article VIII may be amended only by the affirmative vote of the holders of the eighty percent (80%) of the outstanding shares of capital stock entitled to vote in the election of directors generally.